Exhibit 23


                            BOUHAN, WILLIAMS & LEVY
                             BULL & GASTON STREETS
                            SAVANNAH, GEORGIA 31401
                                 (912) 236-2491




                                  May 19, 1995



Savannah Electric and Power Company
600 East Bay Street
Savannah, Georgia  31401

Dear Sirs:

         We hereby consent to the reference to our firm under the caption "Legal Opinions and Experts" in the Prospectus Supplement of Savannah Electric and Power Company (the "Company") dated May 18, 1995, relating to
$15,000,000 aggregate principal amount of First Mortgage Bonds, 7 7/8% Series due May 1, 2025, and to the filing hereof with the Securities and Exchange Commission as an exhibit to the Company,s Current Report on Form 8-K dated May 18, 1995.

                               Very truly yours,

                           /s/Bouhan, Williams & Levy